i3 VERTICALS REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

NASHVILLE, Tenn. (August 10, 2020) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal third quarter ended June 30, 2020.

Highlights for the fiscal third quarter and nine months ended June 30, 2020 vs. 2019
•Third quarter revenue was $31.6 million, a decrease of 68% over the prior year's third quarter. Revenue for the nine months ended June 30, 2020, was $111.9 million, a decrease of 58% over the prior year's first nine months. Results for 2020 reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers1.
•Third quarter adjusted net revenue2, which excludes acquisition revenue adjustments and interchange and network fees, was $31.6 million, a decrease of 12% over the prior year's third quarter. Adjusted net revenue2 for the nine months ended June 30, 2020, was $112.5 million, an increase of 16% over the prior year's first nine months.

•Third quarter net loss was $2.8 million, compared to a net loss of $0.6 million in the prior year's third quarter. Net income for the nine months ended June 30, 2020, was $1.0 million, an increase from $0.5 million in the prior year's first nine months.
•Third quarter adjusted EBITDA2 was $7.1 million, a decrease of 27% over the prior year's third quarter. Adjusted EBITDA2 for the nine months ended June 30, 2020, was $28.9 million, an increase of 7% over the prior year's first nine months.
•Third quarter adjusted EBITDA2 as a percentage of adjusted net revenue2 was 22.3%, compared to 26.9% in the prior year's third quarter. For the nine months ended June 30, 2020, adjusted EBITDA2 as a percentage of adjusted net revenue2 was 25.7%, compared to 27.8% for the prior year's first nine months.

•Third quarter diluted net loss per share available to Class A common stock was $0.02, compared to diluted net loss per share available to Class A common stock of $0.12 in the prior year's third quarter. For the nine months ended June 30, 2020, diluted net income per share available to Class A common stock was $0.01, compared to diluted net loss per share available to Class A common stock of $0.23 for the prior year's first nine months.
•For the three and nine months ended June 30, 2020, pro forma adjusted diluted earnings per share2, which gives pro forma effect to the Company's going forward effective tax rate, was $0.13 and $0.57, respectively, compared to $0.20 and $0.59 for the three and nine months ended June 30, 2019, respectively.

•Integrated payments3 were 51% and 54% of payment volume for the three and nine months ended June 30, 2020, respectively. Integrated payments3 for the three months ended June 30, 2020 were lower than those for the three months ended June 30, 2019 due primarily to reduced volume in our education and public sector verticals as a result of the COVID-19 pandemic.
•At June 30, 2020, the ratio of consolidated interest coverage ratio was 7.00x, total leverage ratio was 3.69x and consolidated senior leverage ratio was 0.61x. These ratios are defined in the Company's Senior Secured Credit Facility.
•Subsequent to June 30, 2020, the Company completed the acquisition of two businesses for a collective purchase price of $16.4 million in cash and revolving line of credit proceeds, and an amount of contingent consideration, which is still being valued. One acquisition expands our geographic reach and software capabilities in the public sector vertical. The other adds text-to-pay capabilities and other software solutions in our non-profit vertical.

1.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. This change in presentation affected our reported revenues and operating expenses for the three and nine months ended June 30, 2020, by the same amount and had no effect on our income from operations.
2.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
3.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.
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IIIV Reports Third Quarter 2020 Financial Results

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Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased with our third quarter results, especially in light of the COVID-19 pandemic. We saw a sharp decrease in our processing volume during the second half of March, and our education vertical was particularly affected by school closures. Despite the volume decreases and school closures, our payment volume and financial results in our other verticals began to steadily recover throughout the third quarter as restrictions across the country eased. We are proud of how our team members supported each other and our customers during this challenging time, and we believe we are well positioned going forward.

“Our two recent acquisitions are evidence of our commitment to our verticals strategy — one a great fit within our public sector market and the other in our non-profit vertical. The latter offers a text-to-pay solution and related software products, meeting our goal of acquiring a software platform within that vertical. In addition to representing a positive step toward growth, this acquisition strengthens our presence in the non-profit vertical, thus providing future acquisition opportunities. We are excited about how each acquisition offers integrated solutions to a dedicated and stable customer base. We continue to develop our acquisition pipeline and will monitor the economic conditions and our leverage as we execute on our acquisition strategy.”

2020 Outlook
The COVID-19 pandemic has created significant uncertainty in the economy and the extent to which the COVID-19 pandemic will impact the Company's future results is difficult to reasonably estimate at this time. Therefore, the Company is not providing a financial outlook for the fiscal year ending September 30, 2020.

Conference Call
The Company will host a conference call on Tuesday, August 11, 2020, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (929) 477-0577 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on August 11, 2020, through August 18, 2020, by dialing (719) 457-0820 and entering Confirmation Code 4401933.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 through 13 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $14.2 billion in total payment volume for the 12 months ended June 30, 2020.

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IIIV Reports Third Quarter 2020 Financial Results

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Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the anticipated impact to the Company’s business operations, payment volume and volume attrition due to the recent global pandemic of a novel strain of the coronavirus (COVID-19); (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility in light of the impacts of the COVID-19 pandemic; (iii) the ability to meet the Company’s liquidity needs in light of the impacts of the COVID-19 pandemic; (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) the dependence on non-exclusive distribution partners to market the Company's products and services; (ix) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (x) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (xii) reliance on third parties for significant services; (xiii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xiv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xv) the ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into the Company's services; (xvi) potential degradation of the quality of the Company's products, services and support; (xvii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xviii) the Company's ability to successfully manage its intellectual property; (xix) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xx) risks related to laws, regulations and industry standards; (xxi) operating and financial restrictions imposed by the Company's senior secured credit facility; (xxii) risks related to the accounting method for the Company’s 1.0% Exchangeable Senior Notes due February 15, 2025 (the “Exchangeable Notes”); (xxiii) the ability to raise the funds necessary to settle exchanges of the Exchangeable Notes or to repurchase the Exchangeable Notes upon a fundamental change; (xxiv) risks related to the conditional exchange feature of the Exchangeable Notes; and (xxv) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2019 and in our subsequent filings. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

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IIIV Reports Third Quarter 2020 Financial Results

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Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(615) 988-9890
cwhitson@i3verticals.com

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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2020	2019	% Change	2020	2019	% Change

Revenue	$31,573	$97,483	(68)%	$111,862	$267,745	(58)%

Operating expenses
Interchange and network fees(1)		63,263	n/m		173,777	n/m
Other costs of services	10,001	11,431	(13)%	34,874	31,414	11%
Selling, general and administrative	18,133	17,587	3%	58,206	44,422	31%
Depreciation and amortization	4,475	4,425	1%	13,668	11,875	15%
Change in fair value of contingent consideration	(1,473)	(417)	n/m	(1,461)	1,736	(184)%
Total operating expenses	31,136	96,289	(68)%	105,287	263,224	(60)%

Income from operations	437	1,194	n/m	6,575	4,521	45%

Other expenses
Interest expense, net	2,423	1,918	26%	6,621	3,987	66%
Other expense	829	—	n/m	829	—	n/m
Total other expenses	3,252	1,918	70%	7,450	3,987	87%

(Loss) income before income taxes	(2,815)	(724)	289%	(875)	534	(264)%

Benefit from income taxes	(5)	(131)	(96)%	(1,918)	(2)	n/m

Net (loss) income	(2,810)	(593)	n/m	1,043	536	95%

Net (loss) income attributable to non-controlling interest	(2,454)	598	n/m	811	2,651	(69)%
Net (loss) income attributable to i3 Verticals, Inc.	$(356)	$(1,191)	n/m	$232	$(2,115)	n/m

Net (loss) income per share available to Class A common stock:
Basic	$(0.02)	$(0.12)		$0.02	$(0.23)
Diluted	$(0.02)	$(0.12)		$0.01	$(0.23)
Weighted average shares of Class A common stock outstanding:
Basic	14,858,858	10,064,785		14,515,506	9,254,549
Diluted	14,858,858	10,064,785		15,919,364	9,254,549
n/m = not meaningful
__________________________
1.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.
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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2020	2019	% Change	2020	2019	% Change

Adjusted net revenue (non-GAAP)	$31,597	$36,014	(12)%	$112,532	$97,032	16%
Adjusted EBITDA (non-GAAP)	7,051	9,694	(27)%	28,875	27,019	7%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.13	$0.20	(35)%	$0.57	$0.59	(3)%

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019

Payment volume(1)	$2,980,702	$3,409,222	$10,397,555	$9,295,879
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30, 2020
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$21,531	$10,458	$(416)	$31,573

Operating expenses
Other costs of services	9,394	1,023	(416)	10,001
Selling general and administrative	5,630	6,878	5,625	18,133
Depreciation and amortization	2,821	1,476	178	4,475
Change in fair value of contingent consideration	(1,345)	(128)	—	(1,473)
Income (loss) from operations	$5,031	$1,209	$(5,803)	$437

Payment volume	$2,909,731	$70,971	$—	$2,980,702

	For the Nine Months Ended June 30, 2020
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$74,014	$39,205	$(1,357)	$111,862

Operating expenses
Other costs of services	32,804	3,426	(1,356)	34,874
Selling general and administrative	18,421	22,531	17,254	58,206
Depreciation and amortization	8,629	4,513	526	13,668
Change in fair value of contingent consideration	(2,951)	1,490	—	(1,461)
Income (loss) from operations	$17,111	$7,245	$(17,781)	$6,575

Payment volume	$9,938,497	$459,058	$—	$10,397,555
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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020

	For the Three Months Ended June 30, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$87,264	$10,219	$—	$97,483

Operating expenses
Interchange and network fees	61,744	1,519	—	63,263
Other costs of services	10,527	904	—	11,431
Selling general and administrative	6,244	6,066	5,277	17,587
Depreciation and amortization	2,972	1,308	145	4,425
Change in fair value of contingent consideration	155	(572)	—	(417)
Income (loss) from operations	$5,622	$994	$(5,422)	$1,194

Payment volume	$3,268,141	$141,081	$—	$3,409,222

	For the Nine Months Ended June 30, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$241,841	$25,904	$—	$267,745

Operating expenses
Interchange and network fees	169,229	4,548	—	173,777
Other costs of services	29,648	1,766	—	31,414
Selling general and administrative	18,561	12,728	13,133	44,422
Depreciation and amortization	8,671	2,811	393	11,875
Change in fair value of contingent consideration	(554)	2,290	—	1,736
Income (loss) from operations	$16,286	$1,761	$(13,526)	$4,521

Payment volume	$8,866,400	$429,479	$—	$9,295,879

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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	June 30,	September 30,
	2020	2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$9,136	$1,119
Accounts receivable, net	16,350	15,335
Prepaid expenses and other current assets	5,789	4,117
Total current assets	31,275	20,571

Property and equipment, net	5,506	5,026
Restricted cash	1,550	2,081
Capitalized software, net	14,340	15,454
Goodwill	167,054	168,284
Intangible assets, net	99,884	107,419
Deferred tax asset	35,671	28,138
Other assets	5,193	2,329
Total assets	$360,473	$349,302

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$4,559	$3,438
Accrued expenses and other current liabilities	15,465	21,560
Deferred revenue	9,714	10,237
Total current liabilities	29,738	35,235

Long-term debt, less current portion and debt issuance costs, net	134,114	139,298
Long-term tax receivable agreement obligations	25,933	23,204
Other long-term liabilities	3,260	9,124
Total liabilities	193,045	206,861

Commitments and contingencies (see Note 9)
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2020 and September 30, 2019	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 15,085,813 and 14,444,115 shares issued and outstanding as of June 30, 2020 and September 30, 2019, respectively	1	1
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 12,391,621 and 12,921,637 shares issued and outstanding as of June 30, 2020 and September 30, 2019, respectively	1	1
Additional paid-in capital	107,654	82,380
Accumulated (deficit) earnings	(1,372)	(2,309)
Total stockholders' equity	106,284	80,073
Non-controlling interest	61,144	62,368
Total equity	167,428	142,441
Total liabilities and stockholders' equity	$360,473	$349,302

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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Nine months ended June 30,
	2020	2019

Net cash provided by operating activities	$10,087	$16,297
Net cash used in investing activities	$(5,744)	$(131,705)
Net cash provided by financing activities	$3,143	$117,296

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to stockholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give stockholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to i3 Verticals, Inc.	$(356)	$(1,191)	$232	$(2,115)
Net income (loss) attributable to non-controlling interest	(2,454)	598	811	2,651
Non-GAAP adjustments:
Benefit from income taxes	(5)	(131)	(1,918)	(2)
Financing-related expenses(1)	22	—	243	—
Non-cash change in fair value of contingent consideration(2)	(1,473)	(417)	(1,461)	1,736
Equity-based compensation(3)	2,816	1,808	7,450	4,122
Acquisition revenue adjustments(4)	24	1,794	670	3,064
Acquisition-related expenses(5)	458	826	1,303	1,447
Acquisition intangible amortization(6)	3,552	3,641	10,873	9,751
Non-cash interest expense(7)	1,436	306	2,415	771
Other taxes(8)	54	64	189	254
Non-cash loss on Exchangeable Note repurchases(9)	828	—	828	—
COVID-19 related expenses(10)	239	—	239	—
Non-GAAP pro forma adjusted income before taxes	5,141	7,298	21,874	21,679
Pro forma taxes at effective tax rate(11)	(1,285)	(1,825)	(5,469)	(5,420)
Pro forma adjusted net income(12)	$3,856	$5,473	$16,405	$16,259
Cash interest expense, net(13)	987	1,612	4,206	3,216
Pro forma taxes at effective tax rate(11)	1,285	1,825	5,469	5,420
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(14)	923	784	2,795	2,124
Adjusted EBITDA	$7,051	$9,694	$28,875	$27,019
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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020
________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense consisted of $2,816 and $1,808 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months ended June 30, 2020 and 2019, respectively, and $7,450 and $4,122 related to stock options issued under the Company's 2018 Equity Incentive Plan during the nine months ended June 30, 2020 and 2019, respectively.
4.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
5.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
8.Other taxes consist of franchise taxes, commercial activity taxes and other non-income based taxes. Taxes related to salaries or employment are not included.
9.Non-cash loss on Exchangeable Note repurchases reflects the loss on retirement of debt the Company recorded during the relevant periods due to the carrying value exceeding the fair value of the repurchased portion of the 1.0% Exchangeable Senior Notes due 2025 (the “Exchangeable Notes”) at the dates of repurchases.
10.COVID-19 related expenses reflects incremental expenses incurred as a result of the COVID-19 pandemic, including employee severance expenses and legal expenses.
11.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2020 and 2019, based on blended federal and state tax rates.
12.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
13.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
14.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
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IIIV Reports Third Quarter 2020 Financial Results

August 10, 2020
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019
Diluted net loss available to Class A common stock per share	$(0.02)	$(0.12)	$0.01	$(0.23)
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.13	$0.20	$0.57	$0.59
Pro forma adjusted net income(2)	$3,856	$5,473	$16,405	$16,259
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	28,584,444	27,723,231	28,618,703	27,360,396
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,404,368 and 16,184,026 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,321,218 and 1,474,420 shares of unvested Class A common stock and options for the three months ended June 30, 2020 and 2019, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,699,339 and 16,846,012 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,403,858 and 1,259,835 shares of unvested Class A common stock and options for the nine months ended June 30, 2020 and 2019, respectively.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019
Revenue	$31,573	$97,483	$111,862	$267,745
Acquisition revenue adjustments(1)	24	1,794	670	3,064
Interchange and network fees(2)		(63,263)		(173,777)
Adjusted Net Revenue	$31,597	$36,014	$112,532	$97,032
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1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
2.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.
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